PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1925


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $50,000,000          Original Issue Date:  March 21, 2000

CUSIP Number:     59018S 4Z4           Stated Maturity Date: March 21, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/ /  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/x/  Federal Funds                     / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         N/A               Minimum Interest Rate:  Not Applicable

Spread:                 0.300%            Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable


Interest Reset Dates:       Daily,   commencing   March  21,  2000  through  the
                            maturity   date;   subject  to  modified   following
                            business day convention

Interest Payment Dates:     Quarterly,   on  the  21st  of  each  March,   June,
                            September  and  December  commencing  June 21, 2000;
                            subject   to   modified   following   business   day
                            convention

Repayment at the
Option of the Holder:       The  Notes  cannot  be  repaid  prior to the  Stated
                            Maturity Date.

Redemption at the
Option of the Company:      The Notes  cannot be  redeemed  prior to the  Stated
                            Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                    The Chase Manhattan Bank

Dated:                      March 16, 2000